  As filed with the Securities and Exchange Commission on November 21, 2024

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3841	38-3661826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

David Jenkins

Executive Chairman of the Board

and Chief Executive Officer

Catheter Precision, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Joseph Alley, Jr., Esq. Arnall Golden Gregory LLP Suite 2100 171 17th Street NW Atlanta, Georgia 30363-1031 (404) 873-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2024

PROSPECTUS

10,695,962 Shares of Common Stock

This prospectus covers the offer and resale from time to time of up to 10,695,962 shares (the “Shares”) of common stock, par value $0.0001 per share, of Catheter Precision, Inc., a Delaware corporation (the “Company”), by the Selling Stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors. The Shares offered by the Selling Stockholders consist of 10,695,962 shares of common stock underlying the Company’s Series K Common Stock Purchase Warrants (the “Series K Warrants”) that were issued to the selling stockholders (the “Selling Stockholders”) as part of the repricing of certain existing warrants (the “Warrant Repricing”) pursuant to October 25, 2024 warrant inducement offer letters (“Inducement Letters”) entered into with Selling Stockholders, as previously reported on the registrant’s Form 8-K filed October 25, 2024 (the “Repricing 8-K”). The Series K Warrants will not be exercisable until approval by the Company’s stockholders is obtained. They remain exercisable for 5.5 years thereafter, and have an exercise price of $0.70 per share, subject to adjustment.

Pursuant to the Inducement Letters, the Company agreed to file a registration statement with the Securities and Exchange Commission (“Commission” or “SEC”) that registers the resale of the Shares on behalf of the Selling Stockholders as soon as reasonably practicable and in no event later than 30 calendar days following the date of the Inducement Letters.

The Selling Stockholders identified in this prospectus may offer the shares of common stock pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both. For additional information on the methods of sale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” on page 20. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 7.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their common shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

Our common stock is listed on the NYSE American under the symbol “VTAK.” On November 20, 2024, the last reported sale price of our common stock was $0.42 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, as updated by any applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2024.

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ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the Selling Stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Catheter Precision” and similar designations refer to Catheter Precision, Inc. and all entities included in our financial statements.

Company Overview

We (together with our consolidated operating subsidiary, the “Company” or “Catheter”) were incorporated in California on September 4, 2002, and reincorporated in Delaware in July 2018. The Company was initially formed to develop, commercialize and market an excimer laser-based platform for use in the treatment of vascular and dermatological immune-mediated inflammatory diseases, including the DABRA product line.

On January 9, 2023, the Company merged with Catheter Precision, Inc., or “Old Catheter”, a privately-held Delaware corporation (the “Merger”), and the business of Old Catheter became a wholly owned subsidiary of the Company, which today is our only operating subsidiary.  Prior to the Merger with Old Catheter, we operated under the name Ra Medical Systems, Inc. Following the Merger, we discontinued the Company’s legacy lines of business and the use of any of its DABRA-related assets. For further information about these historical lines of business, see “Item 1. Business” of the Company’s Form 10-K for the fiscal year ended December 31, 2021. Since the Merger, we have shifted the focus of our operations to Old Catheter’s product lines, and effective August 17, 2023, we changed our name to Catheter Precision, Inc. Accordingly, our current activities primarily relate to Old Catheter’s historical business which comprises the design, manufacture and sale of new and innovative medical technologies focused in the field of cardiac electrophysiology, or “EP.”

Our two primary products include the VIVO System and LockeT. The VIVO System, which is an acronym for View into Ventricular Onset System (“VIVO” or “VIVO System”), is a non-invasive imaging system that offers 3D cardiac mapping to help with localizing the sites of origin of idiopathic ventricular arrhythmias in patients with structurally normal hearts prior to EP procedures.

Our newest product, LockeT, is a suture retention device indicated for wound healing by distributing suture tension over a larger area in the patient in conjunction with standard of care closure techniques. LockeT is intended to temporarily secure sutures and aid clinicians in locating and removing sutures efficiently.

Our product portfolio also includes the Amigo® Remote Catheter System, or Amigo, a robotic arm that serves as a catheter control device. Prior to 2018, Old Catheter marketed Amigo. We own the intellectual property related to Amigo, and this product is under consideration for future research and development of a generation 2 product.

Company Information

Our principal executive offices are located at 1670 Highway 160 West, Suite 205, Fort Mill, SC 29708, and our telephone number is 973-691-2000. Our corporate website address is ir.catheterprecision.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this filing. You should not rely on any such information in making your decision whether to purchase our common stock. We make available free of charge through our website, at ir.catheterprecision.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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THE OFFERING

Common stock offered by Selling Stockholders

Up to 10,695,962 shares of common stock, that are issuable upon the exercise of the Series K warrants that were privately issued pursuant to the Inducement Letter, upon closing of the Warrant Repricing.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

Offering price	The Selling Stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

Risk factors

You should read the “Risk Factors” section included in this prospectus, and the risk factors incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NYSE American symbol	“VTAK”

The Selling Stockholders may offer and sell up to 10,695,962 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders for offer and resale, we are referring to the shares of common stock that may be issued upon exercise of Series K Warrants issued in the Warrant Repricing. When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholder identified in this prospectus and its permitted transferees or other successors-in-interest that may be identified, to the extent required, in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part, you should carefully consider, in addition to the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements” below, the risk factors set forth under “Risk Factors” in our previous SEC filings, all of which are incorporated by reference into this prospectus:

•	our most recent Annual Report on Form 10-K, as amended,
•	our most recent Quarterly Reports on Form 10-Q filed subsequent to such filing, and
•	discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC.

The Risk Factors set forth in the filings described above may be amended, supplemented or superseded from time to time by other reports and/or prospectus supplements we file with the SEC in the future, and you should carefully consider any such additional or modified risk factors and other information provided in any such future filings that may be available after the date of this prospectus before making your investment decision.

If any of the risks set forth in the filings described above actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and/or the available secondary market for our securities may diminish or become non-existent, and you could lose all or part of your investment or lose liquidity in the shares. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and our SEC filings that are incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and such statements are subject to the “safe harbor” created by those sections.

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the medical device industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about competition from larger and more established companies in our markets, our ability to successfully grow our business and legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate and the economy in general, as well as financial performance, expectations with respect to our business and product development, including VIVO, Amigo and LockeT; litigation outcomes; the listing status of our common stock; and existing and/or prospective customers.

Our forward-looking statements involve risks and uncertainties, including those created by the inherent volatility of our stock and the stock markets, and the American and global economies, changes to the regulatory landscape, the effectiveness of our defenses in connection with relevant litigation, and the other risks and uncertainties described in our SEC filings and incorporated herein by reference as described in “Risk Factors” above. These risks and uncertainties may cause results to differ materially from the plans, expectations, predictions or projections set forth in (or underlying statements set forth in) this prospectus and our other SEC filings and public statements. Such factors may be amplified by global events such as the COVID-19 pandemic and the geopolitical tensions related to Russia’s actions in Ukraine, conflicts in the Middle East and elsewhere, and the potential impact on our business and the global economy. Additional factors that may affect our future results are set forth in filings that we make with the SEC from time to time, including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as additional factors discussed in our SEC filings and incorporated herein by reference as described under the “Risk Factors” section of this prospectus.

In addition, our forward-looking statements are based on current plans, estimates and projections, which are subject to change based on shifting circumstances, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions, plans and/or expectations as to future plans, trends, events, results of operations or financial condition, listed status of our common stock or other matters, all of which are based on current beliefs of our management, as well as assumptions made by, and information currently available to, management.

Forward-looking statements contained in this prospectus and in our other SEC filings speak only as of the date on which the statements were made and are not guarantees of future performance. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, and we have no intention to do so.

No forward-looking statement can be guaranteed, and our actual results could differ materially from those projected or discussed in our forward-looking statements for many reasons, including the risks and uncertainties described above and those discussed in our SEC filings and incorporated herein by reference as described under “Risk Factors.” Given these risks and uncertainties, readers should not place undue reliance on our forward-looking statements and should carefully consider such risks and uncertainties, as well as additional risks and uncertainties that may be described in other documents filed by us from time to time with the SEC, including any prospectus supplements we may file after the date of this prospectus. See “Where You Can Find Additional Information” beginning on page 22 of this prospectus.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from this offering.

The Selling Stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, NYSE American listing fees and fees and expenses of our counsel and our accountants, including our independent registered public accounting firms.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition of up to 10,695,962 Shares by the Selling Stockholders named below that may be acquired upon exercise of our Series K Warrants, and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (collectively, the “Selling Stockholders”). Our Series K Warrants are not currently exercisable and may not be exercised until stockholder approval of the exercise has been obtained. We currently intend to seek such stockholder approval at a special meeting to be held on January 13, 2025.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the Selling Stockholders as of

November 20, 2024. The information in the table below with respect to the Selling Stockholders has been obtained from the respective Selling Stockholders. The Selling Stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as it may be supplemented and amended from time to time. We do not know how long the Selling Stockholders will hold the Series K Warrants before exercising them, or if they will ever exercise any of the Series K Warrants.

Except as set forth herein, we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares.

The table below includes, for each Selling Stockholder: (i) all shares of our common stock beneficially held by such selling stockholder as of  November 20, 2024, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number of shares and percentage of our common stock beneficially owned by the Selling Stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the Selling Stockholders will sell all of the shares listed. However, because the Selling Stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot provide assurances as to the actual number of shares that will be sold by the Selling Stockholders, or that will be held by the Selling Stockholders after completion of any sales.

The percentages of shares owned after the offering are based on 8,004,633 shares of common stock outstanding as of November 20, 2024, and the calculation assumes that all Series K Warrants have been exercised and that all shares obtained upon that exercise have been sold.

The number of shares of common stock into which the Series K Warrants are convertible at any given time of conversion is limited to that number of shares of common stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership that does not exceed a certain percentage of the total issued and outstanding shares of common stock set forth in the relevant instrument (each a “Blocker”), as of the point in time immediately following such time of conversion. For each of the Series K Warrants, the Blocker is 4.99%. (unless, upon election by a Holder prior to the issuance of any such Warrants, it was increased to 9.99%, 14.99% or 19.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Blocker, provided that the Blocker in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant held by the Holder. Any increase in the Blocker will not be effective until the 61st day after such notice is delivered to the Company. Similar provisions apply to our outstanding Series B, C, H, I, and J Warrants, and to our warrants issued in May 2020 and August 2020, although the maximum Blocker allowable varies among warrants from 9.99% to 19.99%.

The number presented in the table below under the heading “Number of Shares of Common Stock Being Offered” includes all Shares underlying the Series K Warrants and is not impacted by the Blockers. However, the number and percentage presented under the heading “Shares of Common Stock Beneficially Owned Prior to Offering” reflect the restrictions imposed by the Blockers. This is because, although we are registering all of the shares underlying the Series K Warrants for sale from time to time, the Selling Stockholders may not exercise at any given time an amount that would cause them to beneficially own shares in excess of the relevant Blockers. “Beneficial ownership” is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

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Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to Offering				Number of Shares of Common Stock Being Offered (1)		Shares of Common Stock to be Beneficially Owned After Offering (2)
Name of Selling Stockholder	Number		Percentage		Offered		Number		Percentage
Armistice Capital, LLC (3)	573,552	(4)	7.17%	(4)	8,065,962	(5)	952,046	(6)	4.99%	(6)
Bigger Capital Fund, LP(7)	255,073	(8)	3.09%	(8)	150,000	(9)	255,073	(10)	1.36%	(10)
District 2 Capital Fund LP(11)	274,466	(12)	3.32%	(12)	600,000	(13)	274,466	(14)	1.45%	(14)
Intracoastal Capital, LLC (15)	420,409	(16)	4.99%	(16)	880,000	(17)	982,169	(18)	4.99%	(18)
Warberg LPs (19)	401,817	(20)	4.99%	(20)	1,000,000	(21)	854,000	(22)	4.45%	(22)

(1)

The number of Shares in the column “Number of Shares of Common Stock Being Offered” represents all of the Shares that a Selling Stockholder may offer and sell from time to time under this prospectus, without regard to any Blockers.

(2)

We do not know when or in what amounts a Selling Stockholder may offer Shares for sale. The Selling Stockholders might not sell any or might sell all of the Shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the Shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders.

(3)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a Blocker of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the Blocker. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)

Does not include 8,065,962 shares of common stock underlying the Company’s Series K Common Stock Purchase Warrants, 1.5 million shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, or 2,866,000 shares of common stock underlying the Company’s pre-funded Series H and Series I Common Stock Purchase Warrants, due to application of the Blockers.

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(5)	Includes all Shares underlying the Series K Warrants without regard to the Blockers applicable thereto.
(6)

Includes 378,494 shares of common stock underlying the Company’s pre-funded Series H and Series I Common Stock Purchase Warrants. Does not include 1.5 million shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants or 2,487,506 shares of common stock underlying the Company’s pre-funded Series H and Series I Common Stock Purchase Warrants, due to application of the Blockers.

(7)

The securities are directly held by Bigger Capital Fund, LP and may be deemed to be beneficially owned by Michael Bigger, who has investment and dispository power over the securities. The warrants are subject to a Blocker of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the Blocker. The address of Bigger Capital Fund, LP and Mr. Bigger is 11700 West Charleston Blvd. #170-659, Las Vegas, NV, 89135.

(8)

Includes 250,000 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, 2,801 shares of common stock underlying the Company’s Series C Common Stock Purchase Warrants, 2,000 shares of common stock underlying the Company’s Series B Common Stock Purchase Warrants, 187 shares of common stock underlying the Company’s August 2020 Common Stock Purchase Warrants, and 85 shares of common stock underlying the Company’s May 2020 Common Stock Purchase Warrants. Does not include 150,000 shares of common stock underlying the Company’s Series K Common Stock Purchase Warrants, which are not exercisable within sixty days of the date hereof.

(9)	Includes all Shares underlying the Series K Warrants without regard to the Blockers applicable thereto.
(10)

Includes 250,000 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, 2,801 shares of common stock underlying the Company’s Series C Common Stock Purchase Warrants, 2,000 shares of common stock underlying the Company’s Series B Common Stock Purchase Warrants, 187 shares of common stock underlying the Company’s August 2020 Common Stock Purchase Warrants, and 85 shares of common stock underlying the Company’s May 2020 Common Stock Purchase Warrants.

(11)

The securities are directly held by District 2 Capital Fund LP and may be deemed to be beneficially owned by Eric Schlanger, who has investment and dispository power over the securities. The warrants are subject to a Blocker of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the Blocker. The address of District 2 Capital Fund LP and Mr. Schlanger is 14 Wall Street, 2nd Floor, Huntington NY 11743.

(12)

Includes 250,000 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, 11,993 shares of common stock underlying the Company’s Series C Common Stock Purchase Warrants, 11,993 shares of common stock underlying the Company’s Series B Common Stock Purchase Warrants, and 480 shares of common stock underlying the Company’s May 2020 Common Stock Purchase Warrants. Does not include 600,000 shares of common stock underlying the Company’s Series K Warrants, which are not exercisable within sixty days of the date hereof.

(13)	Includes all Shares underlying the Series K Warrants without regard to the Blockers applicable thereto.
(14)

Includes 250,000 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, 11,993 shares of common stock underlying the Company’s Series C Common Stock Purchase Warrants, 11,993 shares of common stock underlying the Company’s Series B Common Stock Purchase Warrants, and 480 shares of common stock underlying the Company’s May 2020 Common Stock Purchase Warrants.

(15)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. The warrants are subject to a Blocker of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the Blocker. The address of Intracoastal, Mr. Kopin and Mr. Asher is 245 Palm Trail, Delray Beach, FL 33483.

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(16)

Includes 420,409 shares of common stock underlying the Company’s Series I Common Stock Purchase Warrants. Does not include 880,000 shares of common stock underlying the Company’s Series K Common Stock Purchase Warrants, which are not exercisable within sixty days, or 79,591 shares of common stock underlying the Company’s Series I Common Stock Purchase Warrants, 500,000 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, 1,650 shares of common stock underlying the Company’s Series C Common Stock Purchase Warrants, 1,650 shares of common stock underlying the Company’s Series B Common Stock Purchase Warrants, 194.29 shares of common stock underlying the Company’s August 2020 Common Stock Purchase Warrants, and 110.93 shares of common stock underlying the Company’s May 2020 Common Stock Purchase Warrants, due to application of the Blockers.

(17)	Includes all Shares underlying the Series K Warrants without regard to the Blockers applicable thereto.
(18)

Includes 500,000 shares of common stock underlying the Company’s Series I Common Stock Purchase Warrants and 482,169 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants. Does not include 17,831 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, 1,650 shares of common stock underlying the Company’s Series C Common Stock Purchase Warrants, 1,650 shares of common stock underlying the Company’s Series B Common Stock Purchase Warrants, 194.29 shares of common stock underlying the Company’s August 2020 Common Stock Purchase Warrants, and 110.93 shares of common stock underlying the Company’s May 2020 Common Stock Purchase Warrants, due to application of the Blockers.

(19)

Includes securities held directly by Warberg WF XI LP and Warberg WF XII LP, which may be deemed to be beneficially owned by Daniel Warsh, who has investment and dispository power over the securities. The warrants are subject to a Blocker of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the Blocker. The address of Warberg WF XI LP, Warberg WF XII LP and Mr. Warsh is 716 Oak Street, Winnetka, IL 60093.

(20)

Includes the following securities held directly by Warberg WF XI LP : 176,999 shares of common stock and 47,817 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants. Also includes the following securities held directly by Warberg WF XII LP : 177,001 shares of common stock. Does not include the following securities held by Warberg WF XI LP: 500,000 shares of common stock underlying the Company’s Series K Common Stock Purchase Warrants, which are not exercisable within sixty days, and 202,183 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, due to application of the Blockers. Also does not include the following securities held by Warberg WF XII LP: 500,000 shares of common stock underlying the Company’s Series K Common Stock Purchase Warrants, which are not exercisable within sixty days, and 250,000 shares of common stock underlying the Company’s Series J Common Stock Purchase Warrants, due to application of the Blockers.

(21)	Includes all Shares underlying the Series K Warrants without regard to the Blockers applicable thereto.
(22)

Includes the following securities held directly by Warberg WF XI LP : 176,999 shares of common stock and 250,000 shares of common stock underlying the Series J Common Stock Purchase Warrants. Also includes the following securities held directly by Warberg WF XII LP : 202,183 shares of common stock, and 250,000 shares of common stock underlying the Series J Common Stock Purchase Warrants.

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Relationships with Selling Stockholders

On July 22, 2022, we reduced the exercise price of all outstanding warrants, consisting of Series A and Series B warrants that were issued in our February 2022 public offering, from $250.00 per share to $140.00 per share, or the Warrant Repricing. Following the Warrant Repricing, we entered into warrant inducement offer letters with each of the Selling Stockholders except the Warberg LPs, to immediately exercise all of the Series A and Series B warrants held by such investors. Investors who exercised their Series A warrants received Series C warrants to purchase 100% of the shares exercised pursuant to the Series A warrants with an exercise price of $140.00 per share and a term of five years. All of the Selling Stockholders or their affiliates purchased securities in our February 2022 public offering.

On January 9, 2023, we entered into the following agreements with Armistice as of that date:

•	an Inducement Letter with Armistice, pursuant to which we repriced existing warrants in connection with their exercise, following which we issued shares of Common Stock, as well as certain Series E Warrants, to the Master Fund, and filed a registration statement with respect to the resale of the Common Stock issued and underlying the Series E Warrants;
•	a Securities Purchase Agreement pursuant to which we closed a pipe transaction related to our Series A Preferred Stock and Series F and G Warrants; and
•	a Registration Rights Agreement, pursuant to which a Registration Statement has been filed covering the resale of the shares of our common stock subject to the Series A Preferred Stock and the Series F and Series G Warrants, all of which were held by Armistice, but none of which remain outstanding.

Prior to the date hereof, Armistice has converted all of its Series A Preferred Stock to common stock and has exercised all of its Series E, Series F and Series G Warrants.

On October 24, 2024, we reduced the exercise price of all outstanding Series H and Series I Warrants, which were issued in our September 2024 public offering, from $1.00 per share to $0.70 per share, or the Warrant Repricing. Following the Warrant Repricing, we entered into warrant inducement offer letters with each of the Selling Stockholders, to immediately exercise some or all of the Series H and Series I warrants held by such investors. Investors who exercised their Series H and/or Series I Warrants received Series K Warrants to purchase 200% of the shares exercised pursuant to the Series H and Series I Warrants with an exercise price of $0.70 per share and a term of 5.5 years from the date stockholder approval of the exercise of the Series K Warrants is obtained.

On October 24, 2024, we also reduced the exercise price of all outstanding Series E, Series F and Series G warrants, all of which were held by Armistice, from prices ranging from $40 to $30 per share, to $0.70 per share, or the Warrant Repricing. Following the Warrant Repricing, we entered into warrant inducement offer letters with Armistice to immediately exercise all of the Series E, Series F and Series G Warrants held by them. Armistice received Series K Warrants to purchase 200% of the shares exercised pursuant to the Series E, Series F and Series G Warrants with an exercise price of $0.70 per share and a term of 5.5 years from the date stockholder approval of the exercise of the Series K Warrants is obtained.

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DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain terms of our capital stock and certain provisions of our amended and restated certificate of incorporation. We have adopted an amended and restated certificate of incorporation and amended and restated bylaws, and this description summarizes certain of the provisions that are included in those documents. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and to the applicable provisions of Delaware law.

Our authorized capital stock consists of 40,000,000 shares of capital stock, of which 30,000,000 shares are designated as common stock, $0.0001 par value per share, and 10,000,000 shares are designated as preferred stock, $0.0001 par value per share. We have one class of preferred stock issued and outstanding as described below.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. See the section captioned “Dividend Policy” for additional information. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

Currently, we have one class of Preferred Stock outstanding, our Series X preferred stock, $0.0001 par value (“Series X Preferred”).  As of the date hereof, there were outstanding 12,656 shares of Series X Preferred, each of which is convertible into 100 shares of common stock, subject to certain conditions and ownership blockers as described below. Certain key terms of the Series X Preferred are summarized below:

☐

Series X Preferred. The currently outstanding shares of Series X Preferred are subject to a contractual restriction which prohibits them from being converted unless the Company applies for and is approved for a new initial listing on the NYSE American or other national securities exchange, or is delisted from the NYSE American. No assurance is given that the Company shall make such application or that if it did any approval would be given by the exchange. The Series X Preferred is also subject to beneficial ownership “blocker” provisions that prohibit any conversion that would cause the holder to have, post-conversion, beneficial ownership of common stock above a pre-set threshold. The precise ownership blocker level varies among the shares, as the level for each share was previously chosen by the holder thereof, from within the range of 0.99% to 19.99%. The Series X Preferred is intended to have economic rights equivalent to the Company’s common stock, but has very limited voting rights. Holders of Series X Preferred are entitled to receive dividends on shares of Series X Preferred equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as, dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series X Preferred does not have voting rights. However, as long as any shares of Series X Preferred are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred, (a) alter or change adversely the powers, preferences or rights given to the Series X Preferred, (b) alter or amend the Certificate of Designation for the Series X Preferred, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series X Preferred, (d) increase the number of authorized shares of Series X Preferred, or (e) enter into any agreement with respect to any of the foregoing. The Series X Preferred does not have a preference upon any liquidation, dissolution or winding-up of the Company. The holders of Series X Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Company Stock would receive if the Series X Preferred were fully converted (disregarding for such purposes any conversion limitations) to our common stock, which amounts will be paid pari passu with all holders of our common stock.

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The issuance of additional preferred stock could have the effect of further restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock.

Warrants

As of November 20, 2024, the following warrants to purchase Company common stock were outstanding:

Title or Description of Warrant Issuance:	Total Shares Underlying Currently Outstanding Warrants Issued	Exercise Price	Expiration Date
May 2020 Warrants	1,275	$5,625.00	5/20/2025
May 2020 Placement Agent Warrants	124	$7,031.25	5/20/2025
August 2020 Warrants	1,943	$4,375.00	8/3/2025
August 2020 Placement Agent Warrants	192	$5,468.75	7/30/2025
August 2021 Pharos Banker Warrants	148	$1,495.00	8/16/2026
February 2022 Series B Warrants	39,153	$140.00	2/4/2029
July 2022 Series C Warrants	28,404	$140.00	7/22/2027
Pre-Funded September 2024 Series H Warrants*	1,366,000	$0.00	None
Re-Priced September 2024 Series H Warrants	578,900	$0.70	3/3/2025
Pre-Funded September 2024 Series I Warrants*	1,730,000	$0.00	None
Re-Priced September 2024 Series I Warrants	1,078,900	$0.70	3/3/2026
September 2024 Series J Warrants	3,578,900	$1.00	9/3/2029
September 2024 Underwriter Warrants**	214,734	$1.55	08/29/2029
October 2024 Series K Warrants	10,695,962	$0.70	***
October 2024 Placement Agent Warrants****	320,879	$1.085	4/25/2029
TOTAL:	19,635,514

*These Warrants were repriced in October 2024 and were exercised in full; however, due to beneficial ownership limitations, the delivery of common stock in excess of those limitations was prohibited. As a result, these Warrants have been pre-paid in full but the common stock issuable pursuant to their exercise can only be issued if and when compliance with the beneficial ownership limitation is possible.

Below is a summary of certain key terms of the warrants listed above.

**These Warrants become exercisable on March 3, 2025.

***These Warrants are not exercisable until our stockholders approve their exercise and will expire 5.5 years from the date on which our stockholders approve their exercise.

****These Warrants become exercisable on April 25, 2025.

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Below is a summary of certain key terms of the warrants listed above:

Adjustments. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Special provisions are also provided (other than in the August 2021 Pharos Banker Warrants) for certain fundamental transactions as described below.

Exercisability. The warrants are generally exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, which most of the warrants allow under certain circumstances). However, some of the warrants are subject to a warrant agency agreement with our transfer agent (identified below), and warrants in book entry form require exercise through DTC.

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Beneficial ownership limitations. All of the warrants other than the August 2021 Pharos Banker Warrants impose certain beneficial ownership limitations. Under these provisions, a holder (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99% (or, in the case of Series F and G Warrants, 40%, and in the case of the Series H, I, J and K Warrants, 19.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% (19.99% in the case of the Series H, I, J and K Warrants) of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

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No fractional shares or scrip. No fractional shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price (or for some warrants, round down to the next whole share).

Transferability. Subject to applicable securities and other laws and procedures intended to ensure compliance with such laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer, except that transferability of the placement agent warrants is subject to applicable FINRA rules.

Exchange Listing. There is no trading market available for any of the warrants on any securities exchange or nationally recognized trading system. We do not intend to list any of the warrants on any securities exchange or nationally recognized trading system.

Call Feature. The Series B Warrants (and none of the other currently outstanding warrants) are callable by us in certain circumstances. Subject to certain exceptions, if (i) the volume weighted average price of our common stock (as defined in the warrant) for any 20 consecutive trading days (the “Measurement Period”) exceeds $750.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $500,000 per trading day, and (iii) the warrantholder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by us or our affiliates or agents, and subject to the applicable beneficial ownership limitation, then we may, within one trading day of the end of such Measurement Period, call for cancellation of all or any portion of the warrants still outstanding, for consideration equal to $0.001 per warrant share.

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Voting Rights. None of the warrants confer voting rights.

Dividends and Certain Other Events. If the company declares a dividend or grants subscription rights, or authorizes certain other capital, reclassification or liquidation events specified in the warrant, warrantholders are entitled to notice in order to allow an opportunity to exercise. In addition, the warrants state (other than the August 2021 Pharos Banker Warrants ) that if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to common stockholders, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then the Holders are entitled to participate in the Distribution to the same extent that the Holder would have participated if the Holder had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations such as the beneficial ownership limitations) immediately before the record date for the Distribution, except that if the participation would cause the warrantholder to exceed the relevant beneficial ownership limitation, then the company is required to hold the balance of the distribution that would otherwise cause the excess in abeyance for the benefit of the warrantholder until the release of the distribution would not cause the excess. The Distribution participation rights of the placement agent warrants have carved out cash distributions. The Series B, H, I, J and K warrants provide that to the extent that a warrant has not been partially or completely exercised at the time of a Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the warrantholder until the warrant is exercised.

Fundamental Transaction. In the event of a fundamental transaction , as described in the warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition by any person or group of more than 50% of our outstanding shares of common stock (in the case of the 2020 Warrants only, excluding common stock held by the other Person) or (in the case of Series B, C, H, I, J, K Underwriter Warrants and Placement Agent Warrants) more than 50% of the voting power of our common stock, a warrantholder (other than a holder of August 2021 Pharos Banker Warrants) will be entitled to receive upon exercise the number of common shares of the successor or acquirer (or the Company, if it is the surviving corporation), and any additional consideration that was receivable by our common shareholders in the transaction, with accompanying adjustments to the exercise price as described in the warrant. In addition, under the Series H, I, J, and K Warrants, in the event of a Change of Control as defined in the warrants, warrantholders may require the company to purchase the remaining unexercised portion of a warrant for an amount equal to the Black-Scholes Value of that portion, as of the date of the Change of Control, unless the Change of Control is not within the Company’s control, as described in the warrant. In that event, holders will instead be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the common shareholders.

Description of Series K Warrants

The Series K Warrants have an exercise price of $0.70 and a term of 5.5 years from date of the Stockholder Approval, as defined below, and exercise of the Series K Warrants is subject to approval of the holders of Company Common Stock (the “Stockholder Approval”). The Series K Warrants are not exercisable unless and until Stockholder Approval is obtained.  The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price.

Within 30 days of the date of issuance of the Series K Warrants, the Company is obligated to file a registration statement on the appropriate form providing for the resale of the shares of common stock underlying the Series K Warrants and has agreed to cause such registration statement to become effective within 60 days following the date of issuance of the Series K Warrants (90 days in the event that the registration statement is reviewed by the Staff of the Securities and Exchange Commission). This Registration Statement has been filed in order to satisfy this requirement.

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The Series K Warrants will not be exercisable unless and until the Company’s stockholders have approved the exercise in accordance with the rules of the NYSE American. The Company has agreed that it shall use commercially reasonable efforts to hold a special meeting of stockholders on or before the 90th calendar day following October 24, 2024, with the recommendation of the Company’s Board of Directors that a proposal allowing for the exercise of all of the Series K Warrants be approved pursuant to the rules and regulations of the NYSE American. The Company currently intends to call that meeting for January 13, 2025.

During such time as the Series K Warrants are outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction (a “Distribution”), then, in each such case, a Series K Warrant holder shall be entitled to participate in such Distribution to the same extent that the Series K Warrant holder would have participated therein if the Series K Warrant holder had held the number of shares of Common Stock acquirable upon complete exercise of the Series K Warrant (without regard to any limitations on exercise thereof, including without limitation, any beneficial ownership limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Series K Warrant holder’s right to participate in any such Distribution would result in the Series K Warrant holder exceeding any beneficial ownership limitation, then the Series K Warrant holder shall not be entitled to participate in such Distribution to such extent, and the portion of such Distribution shall be held in abeyance for the benefit of the Series K Warrant holder until such time, if ever, as its right thereto would not result in the Series K Warrant holder exceeding the beneficial ownership limitation). To the extent that the Series K Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Series K Warrant holder until the Series K Warrant holder has exercised the Series K Warrant.

A holder (together with its affiliates) may not exercise any portion of the Series K Warrant to the extent that the holder would own more than 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%, 14.99% or 19.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 19.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series K Warrant, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. No fractional shares will be issued in connection with the exercise of a Series K Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If, at the time a holder exercises its Series K Warrant, a registration statement registering the issuance of the shares of common stock underlying the Series K Warrant under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series K Warrant.

In the event of a defined change of control of the Company, at the request of a holder of a Series K Warrant delivered before the thirtieth (30th) day after such change of control, the Company (or any successor entity) shall purchase the Series K Warrant from the holder by paying to the holder, within five (5) business days after such request (or, if later, on the effective date of the change of control), an amount equal to the Black-Scholes value, as defined in the Series K Warrant, of the remaining unexercised portion of the Series K Warrant on the effective date of such change of control, payable in cash; provided, however, that, if the change of control is not within the Company’s control, including not approved by the Company’s Board of Directors, the holder shall only be entitled to receive from the Company or any successor entity, as of the date of consummation of such change of control, the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Series K Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the change of control, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the change of control.

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Subject to applicable laws, a Series K Warrant may be transferred at the option of the holder upon surrender of the Series K Warrant to us together with the appropriate instruments of transfer. There is no trading market available for the Series K Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Series K Warrants on any securities exchange or nationally recognized trading system.

The terms of the repricing and the Inducement Offer and of the Series K Warrants are complex and the material terms thereof are only briefly summarized above. For further information regarding these agreements and the financing, please refer to our Current Report on Form 8-K filed with the SEC on October 25, 2024, which has been incorporated by reference herein.

Anti-Takeover Effects of Delaware law and our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions and certain provisions of Delaware law, which are summarized below, may have the effect of discouraging takeover bids, coercive or otherwise. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Issuance of Undesignated Preferred Stock. As discussed above under “Description of Capital Stock—Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws. In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by the chairperson of the board, our chief executive officer or president (in the absence of a chief executive officer) or a majority of our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification. Our amended and restated certificate of incorporation provides that our board of directors are divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. For more information on the classified board of directors, see Part III, “Directors, Executive Officers and Corporate Governance.” Our classified board of directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Election and Removal of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board of directors.

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Under our amended and restated certificate of incorporation and amended and restated bylaws, directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.

Amendment of Charter Provision. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least 66 2/3% of our then outstanding capital stock entitled to vote, voting together as a single class.

Delaware Anti-Takeover Statute.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

☐	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

☐

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

☐

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.

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These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Choice of Forum. Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate or our amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws; and (v) any action asserting a claim against us that is governed by the internal-affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, PO Box 500, Newark, NJ 07101, (800) 937-5449 or (718) 921-8124. Our shares of common stock are issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our common stock is listed on the NYSE American under the symbol “VTAK.”

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Arnall Golden Gregory LLP will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements of Catheter Precision, Inc., as of December 31, 2023 and for the year then ended, which have been incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been audited by WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Catheter Precision, Inc. (previously, Ra Medical Systems, Inc.), as of December 31, 2022 and for the year then ended, which have been incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been audited by Haskell & White LLP, the Company’s previous independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is ir.catheterprecision.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

•	our Current Reports on Form 8-K and amendments thereto, if any, filed with the SEC on January 4, 2024, January 25, 2024, April 3, 2024, May 21, 2024, June 3, 2024, June 26, 2024, July 1, 2024, July 3, 2024, July 10, 2024, July 12, 2024, July 23, 2024, July 25, 2024 (including Item 7.01 disclosure contained therein), July 30, 2024, August 27, 2024, September 6, 2024, October 25, 2024, October 30, 2024, November 4, 2024 and November 14, 2024; and

•	our 2024 definitive proxy statement filed with the SEC on May 16, 2024 and our preliminary proxy statement filed with the SEC on November 15, 2024.

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All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus, and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at ir.catheterprecision.com by viewing the “SEC Filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Catheter Precision, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$728.71
Legal fees and expenses	50,000.00
Accounting fees and expenses	50,000.00
Printing fees and engraving expenses	1,000.00
Miscellaneous expenses	3,000.00
Total	$104,728.71

Item 14. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that eliminate the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws provide that:

•	We shall indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	We will not be obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

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The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

We may not retroactively amend the bylaw provisions to reduce our indemnification obligations to directors, officers, employees, and agents.

We have historically entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, and we may also do so in the future. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was a director or officer of us against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this Registration Statement, the Registrant has not issued any unregistered securities, except as set forth below (information below has been adjusted for our 1 for 50 reverse stock split effected on September 30, 2022 and our 1 for 10 reverse stock split effected on July 15, 2024):

On July 22, 2022, the Registrant reduced the exercise price of all Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants, or the Existing Warrants, that were issued in our February 2022 underwritten public offering from $250.00 per share to $140.00, or the Warrant Repricing. Following the Warrant Repricing, we entered into warrant inducement offer letters, or the Inducement Letters, with certain investors to immediately exercise up to approximately 44,400 of the Existing Warrants held by such investors, or the Inducement Offer. In consideration for exercising the Existing Warrants, pursuant to the terms of the Inducement Letters, we offered to issue to the investors a new Series C Common Stock Purchase Warrant, or the Series C Warrant, if the investor exercised a Series A Warrant or a new Series D Common Stock Purchase Warrant, or the Series D Warrant, and together with the Series C Warrants, if the investor exercised a Series B Warrant, in each case, to purchase up to a number of Shares of common stock equal to 100% of the number of Shares of common stock issued pursuant to the immediate exercise of the corresponding Series A Warrants and Series B Warrants, as applicable. We received aggregate gross proceeds of approximately $6.2 million from the exercise of the Series A Warrants, which resulted in the issuance of an aggregate of approximately 44,400 Shares of common stock, together with the corresponding issuance of Series C Warrants exercisable for approximately 44,400 Shares of common stock. None of the Series B Warrants were exercised pursuant to the Inducement Offer, and no Series D Warrants were issued. The Series C Warrants have an exercise price of $140.00 and a term of five years. The Series C Warrants and the Shares underlying the Series C Warrants were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act based on representations made by the Series A Warrant holders. The Shares issued upon exercise of the Series A Warrants were registered in our February 2022 underwritten public offering. While the Shares underlying the Series C Warrants were registered for resale following the Inducement Offer, the Series C Warrants themselves have not been registered.

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On January 9, 2023, the Registrant completed its acquisition of Catheter Precision, Inc., a privately-held Delaware corporation (“Old Catheter”), pursuant to an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), by and among the Registrant, Old Catheter, Rapid Merger Sub 1, Inc., a newly-created wholly-owned subsidiary of the Registrant (“First Merger Sub”), and Rapid Merger Sub 2, LLC, a newly-created wholly owned subsidiary of the Registrant (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs”), entered into on January 9, 2023, pursuant to which the First Merger Sub merged with and into Old Catheter, with Old Catheter being the surviving corporation (the “First Merger Surviving Registrant”) and a wholly-owned subsidiary of the Registrant (the “First Effective Time”), and then, immediately following the First Effective Time, and as part of the same overall transaction, the First Merger Surviving Registrant merged with and into the Second Merger Sub (the “Second Effective Time”), with the Second Merger Sub being the surviving limited liability registrant (the “Second Merger Surviving Registrant”) (such transactions collectively, the “Merger,” with the Registrant following the Merger being referred to herein as the “Post-Merger Combined Registrant”). The Merger Agreement amends and restates in its entirety the Agreement and Plan of Merger (the “Original Agreement”) entered into between the parties to the Original Agreement on September 9, 2022. Immediately upon the First Effective Time, each share of common stock of Old Catheter, par value $0.001 (“Catheter Common Stock”) issued and outstanding immediately prior to the First Effective Time (subject to certain exclusions set forth in the Merger Agreement) was converted into the right to receive a number of shares of a new class of the Registrant’s preferred stock, designated Series X Convertible Preferred Stock, par value $0.0001 per share (the “Series X Preferred Stock”), calculated in the manner described below.

Each share of Old Catheter Common Stock previously outstanding was converted into a number of shares of Series X Preferred Stock equal to approximately 0.6705 (the “Exchange Ratio”), divided by one thousand (1,000). In addition, the principal amount owing under certain of Catheter’s convertible promissory notes (the “Converted Catheter Notes”), representing an aggregate principal amount of $25,215,000, pursuant to certain Debt Settlement Agreements (as defined in the Merger Agreement) converted into shares of Series X Preferred Stock, at a conversion price of $3.20 per one one-thousandth of a share of Series X Preferred Stock. In exchange for the forgiveness of the interest accrued but remaining unpaid under the Converted Catheter Notes, under the terms of the Debt Settlement Agreements the holders of Converted Catheter Notes also received certain royalty rights which equal, in aggregate, 11.82% per year on Net Sales (as defined in the Merger Agreement), if any, of Old Catheter’s LockeT vessel closure device. All outstanding options to purchase Old Catheter Common Stock (“Catheter Options”) were assumed and converted, at the First Effective Time, into options to purchase, in the aggregate, 75,367 Shares of the Registrant’s Common Stock, representing a conversion at the Exchange Ratio divided by ten to account for the reverse stock split. Each share of Series X Preferred Stock was contingently convertible into one hundred (100) Shares of Registrant Common Stock, subject to certain requirements, and has no voting rights.

The shares of Series X Preferred Stock issued in the Merger were allocated as follows:

1. The total number of Shares of Registrant Common Stock allocated to all Old Catheter stakeholders (including stockholders, debtholders and option holders) was 1,540,329 Shares. After subtracting 75,367 Shares of Registrant Common Stock allocated to underlie assumed Old Catheter options (which was calculated by multiplying the Exchange Ratio by the number of options assumed), the number of Shares of Registrant Common Stock allocated to Old Catheter debtholders and stockholders, in the aggregate, was 1,464,959. This number was divided by 100, to arrive at a total of 14,649.592 shares of Series X Preferred Stock issuable to Old Catheter debtholders and stockholders.

2. The $25,215,000 principal amount of Converted Catheter Notes converted, pursuant to the terms of the Debt Settlement Agreements, into 7,879.689 shares of Series X Preferred Stock at a conversion price (the “Conversion Price”) of $3.20 for each one one-thousandth of a share of Series X Preferred Stock, which was equal to 80% of the $4.00 per share price at which certain Registrant warrants were repriced, and certain of the repriced warrants were exercised, in the Warrant Repricing (as defined below), which closed concurrently with the Merger and is described in more detail below.

3. After deducting the total number of shares of Series X Preferred Stock to be issued to holders of the Converted Notes, 6,769.903 shares of Series X Preferred Stock were issued to Old Catheter stockholders.

The Shares of Registrant Common Stock and preferred stock, and the Registrant options and the Shares of Registrant Common Stock underlying them, that were offered and/or issued in the Merger were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof, because the offer and sale of such securities did not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met, based on representations made or deemed to be made by the Old Catheter shareholders.

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On January 9, 2023, the Registrant reduced the exercise price of certain existing warrants of the Registrant (“Additional Existing Warrants”) exercisable for 33,161 Shares of Registrant Common Stock, which were held by Armistice Master Fund Ltd. (“Armistice”), from exercise prices ranging from $140.00 to $5,265.00 per share to $40.00 per share (the “Warrant Repricing”). In connection with the Warrant Repricing, the Registrant entered into a warrant inducement offer letter (the “Inducement Letter”) with Armistice pursuant to which it would exercise up to all of the 33,161 Additional Existing Warrants (the “Inducement Offer). In consideration for exercising the Additional Existing Warrants, pursuant to the terms of the Inducement Letter, the Registrant issued to Armistice a new Series E Common Stock Purchase Warrant (the “Series E Warrant”), to purchase up to a number of Shares of common stock equal to 100% of the number of Shares of common stock issued pursuant to the exercise of the Additional Existing Warrants. The Series E Warrant has an exercise price of $40.00 and a term of five years. The Additional Existing Warrants were exercised in full, and the Registrant received aggregate gross proceeds of approximately $1.3 million from the exercise of the Additional Existing Warrants, resulting in the issuance of up to an aggregate of 33,161 Shares of common stock.

The Series E Warrants and the Shares underlying the Series E Warrants were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act, based on representations made by Armistice.

On January 9, 2023, the Registrant also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with Armistice. Pursuant to the Securities Purchase Agreement, Armistice agreed to purchase (a) Class A Units at a price that was the lower of $3.00 per unit and 90% of the 5 day volume weighted average closing price, not adjusted for the reverse stock split, of the Registrant’s Common Stock immediately prior to obtainment of the approval of the Registrant’s stockholders of conversion of the PIPE Preferred Stock and PIPE Warrants (as each are defined below), each consisting of one tenth of one share of Common Stock, one tenth of one Series F Common Stock Purchase Warrant (“Series F Warrant”) and one tenth of one Series G Common Stock Purchase Warrant (“Series G Warrant” and together with the Series F Warrants, the “PIPE Warrants”), and (b) Class B Units at a price of $1,000.00 per unit, each consisting of one share of a new series of the Registrant’s preferred stock, designated as Series A Convertible Preferred Stock, par value $0.0001 (the “PIPE Preferred Stock”), and one tenth of one Series F Warrant and one tenth of one Series G Warrant for each share of Registrant Common Stock underlying the PIPE Preferred Stock (each share of which is convertible into a number of Shares of Registrant common stock equal to $1,000 divided by the lower of $30.00 and 90% of the 5 day volume weighted average closing price, multiplied by ten in order to reflect the impact of the reverse stock split, of the Registrant’s Common Stock immediately prior to obtainment of the approval of the Registrant’s stockholders of conversion of the PIPE Preferred Stock and PIPE Warrants (the “Preferred Conversion Price”)), for an aggregate purchase price of approximately $8.0 million. The allocation between Class A and Class B units was to be determined by Armistice prior to their issuance. The closing under the Securities Purchase Agreement and the sale and issuance of the Class A Units and Class B Units (and the issuance of any underlying Common Stock) was subject to the approval of the Registrant’s stockholders.

The PIPE Warrants are exercisable at an exercise price of $30.00 per share, subject to adjustments as provided under the terms of the PIPE Warrants and subject to certain beneficial ownership blockers. The Series F Warrants have a term of two years from the date stockholder approval was obtained, and the Series G Warrants have a term of six years from the date that stockholder approval was obtained. Shares of PIPE Preferred Stock are convertible at any time at the option of the holder into Shares of Registrant Common Stock at the Preferred Conversion Price. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions and is subject to certain beneficial ownership blockers.

Pursuant to the Securities Purchase Agreement, on March 23, 2023, following stockholder approval obtained on March 21, 2023, in consideration of approximately $8.0 million in cash, the Registrant issued to Armistice Class A units consisting of one common share, one Series F and one Series G warrant at a purchase price of $16.0029 per unit. In lieu of Class A units, for beneficial ownership purposes, as elected by Armistice, the Registrant also issued Class B units at the same price per unit consisting of convertible preferred stock convertible into approximately 62.5 Shares of common stock per share of preferred, one Series F and one Series G warrant. Each Class B Unit contained an amount of Series A Preferred Stock that was convertible into one share of common stock. A total of 49,791 Shares of common stock, 7,203 convertible Series A preferred shares convertible into 450,123 common Shares, 499,909 Series F and 499,909 Series G warrants were issued in the private placement.

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The securities offered and issued pursuant to the Securities Purchase Agreement and in the private placement on March 23, 2023 and described above were offered in a private placement under Section 4(a)(2) of the Securities Act, and/or Rule 506(b) of Regulation D promulgated thereunder, based on the representations made by Armistice in the Securities Purchase Agreement.

Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger entered into between the Registrant and Old Catheter on January 9, 2023, following approval of the Registrant’s stockholders on March 21, 2023, 1,974.905 shares of the Registrant’s Series X Preferred Stock converted into 197,491 Shares of Registrant Common Stock at 5 pm Eastern time on March 23, 2023. No consideration or commissions were paid in connection with the conversion. The remaining 12,656.011 shares of Series X Preferred Stock may convert into 1,265,601 Shares of Common Stock on or after July 9, 2024, provided that the Registrant meets the initial listing requirements of a national stock exchange or has been delisted from NYSE American.

The securities issued were exempt under Section 3(a)(9) of the Act, as no commission or other remuneration was paid for soliciting the conversion.

On July 5, 2023, the Registrant issued 109,355 Shares of its Common Stock to Armistice in connection with the conversion of 1,750 shares of its outstanding Series A Convertible Preferred Stock. The Shares were issued in connection with two separate conversions of 875 shares of Series A Convertible Preferred Stock into 54,677 Shares of common stock that occurred on July 3, 2023. Each share of Series A Convertible Preferred Stock is convertible into approximately 62.5 Shares of common stock. The Common Stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On July 24, 2023, the Registrant issued 54,678 Shares of its Common Stock to Armistice in connection with the conversion of 875 shares of its outstanding Series A Convertible Preferred Stock. The conversion occurred on July 24, 2023. Each share of Series A Convertible Preferred Stock is convertible into approximately 62.5 Shares of common stock. The Common Stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On January 24, 2024, the Registrant issued 54,678 Shares of its common stock in connection with the conversion of 875 shares of its outstanding Series A Convertible Preferred Stock. The conversion occurred on January 23, 2024. Each share of Series A Convertible Preferred Stock is convertible into approximately 62.5 Shares of common stock. The common stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Shares issued have been registered for resale on an effective registration statement on Form S-1.

On May 1, 2024, we issued an award of non-plan options to purchase 25,000 Shares of Company common stock as an inducement grant to Marie-Claude Jacques, our Chief Commercial Officer. The options have an exercise price of $5.321 per share, vest annually over five years and have a term of 10 years. The options were granted pursuant to the exemption contained in Section 4(a)(2) of the Securities Act.

On July 2, 2024, the Registrant issued 81,423 Shares of its common stock in connection with the conversion of 1,303 shares of its outstanding Series A Convertible Preferred Stock. The conversion occurred on July 1, 2024. Each share of Series A Convertible Preferred Stock is convertible into approximately 62.5 Shares of common stock. The common stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Shares issued have been registered for resale on an effective registration statement on Form S-1.

28

On July 15, 2024, the Registrant issued 62,489 Shares of its common stock in connection with the conversion of 1,000 shares of its outstanding Series A Convertible Preferred Stock. The conversion occurred on July 11, 2024. Each share of Series A Convertible Preferred Stock is convertible into approximately 62.5 Shares of common stock. The common stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Shares issued have been registered for resale on an effective registration statement on Form S-1.

On July 23, 2024, the Registrant issued 62,500 Shares of its common stock in connection with the conversion of 1,000 shares of its outstanding Series A Convertible Preferred Stock. The conversion occurred on July 22, 2024. Each share of Series A Convertible Preferred Stock is convertible into approximately 62.5 Shares of common stock. The common stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Shares issued have been registered for resale on an effective registration statement on Form S-1.

On July 24, 2024, the Registrant issued 25,000 Shares of its common stock in connection with the conversion of 400 shares of its outstanding Series A Convertible Preferred Stock. The conversion occurred on July 23, 2024. Each share of Series A Convertible Preferred Stock was convertible into approximately 62.5 Shares of common stock. The common stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Shares issued have been registered for resale on an effective registration statement on Form S-1.

On October 24, 2024, the Company reduced the exercise price of all Series H Warrants and Series I Warrants from $1.00 per share to $0.70 per share, and also reduced the exercise price of all outstanding Series E Warrants from $40.00 to $0.70 per share, Series F Warrants from $30.00 to $0.70 per share and Series G Warrants from $30.00 to $0.70 per share (the “Warrant Repricing”). (The Series E Warrants, Series F Warrants, Series G Warrants, Series H Warrants and Series I Warrants are referred to collectively herein as the “Existing Warrants”). In connection with the Warrant Repricing, the Company entered into warrant inducement offer letters (the “2024 Inducement Letters”) with certain investors to immediately exercise up to 33,160.8 of the Series E Warrants, 499,909 of the Series F Warrants, 499,909 of the Series G Warrants, 1,990,000 of the Series H Warrants and 2,325,000 of the Series I Warrants held by such investors (the “Inducement Offer”). In consideration for exercising the Existing Warrants, pursuant to the terms of the Inducement Letters, the Company issued to the investors a new Series K Common Stock Purchase Warrant (the “Series K Warrant” or the “New Warrant”) if the investor exercised an Existing Warrant, in each case, to purchase up to a number of shares of common stock equal to 200% of the number of shares of common stock issued pursuant to the immediate exercise of the corresponding Existing Warrants. The Series K Warrant has an exercise price of $0.70 and a term of 5.5 years following stockholder approval. The Series K Warrants will not be exercisable until stockholder approval of the exercise has been obtained. The Company received aggregate gross proceeds of approximately $3.7 million from the exercise of the Existing Warrants resulting in the issuance of an aggregate of approximately 5.3 million shares of common stock. The Series H Warrants and Series I Warrants and the shares underlying them (“Existing Warrant Shares”) have been registered pursuant to registration statements on Form S-1 (File Nos. 333-279930 and 333-281849) (the “Registration Statements”) and were issued pursuant to the Underwriting Agreement. The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to the Inducement Offer, were effective for the issuance of the Existing Warrant Shares. The issuance and exercise of the Series E Warrants, Series F Warrants and Series G Warrants were pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and the resale of the underlying shares has been registered thereunder. The New Warrants and the shares underlying the New Warrants were and will be, as applicable, issued in a private placement pursuant to Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

2.2	Amended and Restated Agreement and Plan of Merger, dated January 9, 2023, by and among the Registrant, certain subsidiaries, and Catheter Precision, Inc.	8-K	001-38677	2.1	1/13/2023

3.1.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38677	3.1	10/1/2018

3.1.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant. (effective 11/16/20)	8-K	001-38677	3.1	11/17/2020

3.1.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant. (effective 09/30/22)	8-K	001-38677	3.1	9/20/2022

3.1.3.A	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (filed 07/11/2024, effective 07/15/2024)	8-K	001-38677	3.1	7/12/2024

3.1.4	Certificate of Designation of Series X Convertible Preferred Stock.	8-K	001-38677	3.1	1/13/2023

3.1.5	Certificate of Designation of Series A Preferred Stock.	8-K	001-38677	3.2	1/13/2023

3.1.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (effective 08/17/23)	8-K	001-38677	3.1	8/4/2023

3.2.1	Amended and Restated Bylaws of the Registrant.	8-K	001-38677	3.2	10/1/2018

3.2.2	Amendment to Amended and Restated Bylaws of the Registrant.	8-K	001-38677	3.1	8/17/2022

4.1	[omitted]

4.2	[omitted]

30

4.3	Form of warrant issued in May 2020.	8-K	001-38677	4.1	5/22/2020

4.4	Form of Pre-Funded Warrant issued in May 2020.	8-K	001-38677	4.2	5/22/2020

4.5	Form of placement agent warrant issued in May 2020.	8-K	001-38677	4.3	5/22/2020

4.6	Form of warrant offered in July 2020.	S-1	333-239887	4.3	7/16/2020

4.7	Form of Pre-Funded Warrant issued in July 2020.	S-1	333-239887	4.4	7/16/2020

4.8	Form of placement agent warrant offered in July 2020.	S-1	333-239887	4.5	7/16/2020

4.9	Form of placement agent warrant offered in October 2024	8-K	001-38677	4.2	11/5/2024

4.10	Form of Series B Warrant offered in February 2022.	S-1	333-262195	4.9	2/3/2022

4.11	Form of Series C Warrant issued in July 2022	8-K	001-38677	4.1	7/22/2022

4.12	Warrant Agency Agreement, dated February 8, 2022, by and between the Registrant and American Stock & Trust Company LLC.	8-K	001-38677	4.4	2/9/2022

4.12.1	Amendment No. 1, dated July 22, 2022, to February 8, 2022 Warrant Agency Agreement by and between the Company and American Stock Transfer & Trust Company, LLC.	10-Q	001-38677	4.7	8/15/2022

4.13	Form of Series E Warrant offered in January 2023.	8-K	001-38677	4.1	1/13/2023

4.14	Form of Series F Warrant issued in March 2023.	8-K	001-38677	4.2	1/13/2023

31

4.15	Form of Series G Warrant issued in March 2023.	8-K	001-38677	4.3	1/13/2023

4.15.1	Form of Series H Warrant offered in September 2024	8-K	001-38677	4.1	9/6/2024

4.15.2	Form of Series I Warrant offered in September 2024	8-K	001-38677	4.2	9/6/2024

4.15.3	Form of Series J Warrant offered in September 2024	8-K	001-38677	4.3	9/6/2024

4.15.4	Form of Series K Warrant offered in October 2024	8-K	001-38677	4.1	10/25/2024

4.16	Form of Pre-Funded Warrant offered in September 2024	8-K	001-38677	4.4	9/6/2024

4.17	Form of Underwriters’ Warrant Offered in September 2024	S-1	333-279930	4.17	6/26/2024

4.18	Form of Warrant Agency Agreement dated as of September 3, 2024 entered into by and between the Registrant and Equiniti Trust Company, LLC.	8-K	001-38677	4.5	9/6/2024

5.1***	Opinion of Arnall Golden Gregory LLP

10.1	[omitted.]

10.2+	2018 Form of Indemnification Agreement between the Registrant and directors and executive officers.	S-1	333-226191	10.2	8/24/2018

10.3+	Ra Medical Systems, Inc. 2018 Stock Compensation Plan and Forms of Award Agreement thereunder.	S-1	333-226191	10.3	7/16/2018

10.4+	Ra Medical Systems, Inc. 2018 Equity Incentive Plan and Forms of Award Agreement thereunder, as amended.	8-K	001-38677	99.1	10/13/2020

10.5	[omitted.]

10.6	[omitted.]

10.7	[omitted.]

10.8	[omitted]

10.9	[omitted.]

10.10+	Change in Control and Severance Agreement, by and between the Registrant and Jonathan Will McGuire, dated as of March 30, 2020.	8-K	001-38677	10.11	4/16/2020

32

10.10.1+	Amendment to Change in Control and Severance Agreement, dated as of January 9, 2023, by and between Ra Medical Systems, Inc. and Jonathan Will McGuire.	8-K	001-38677	10.6	1/13/2023

10.10.2+	Amendment to Change in Control and Severance Agreement, dated as of April 17, 2023, by and between Ra Medical Systems, Inc. and Jonathan Will McGuire.	8-K	001-38677	10.1	1/19/2023

10.11+	Employment letter by and between the Registrant and Jonathan Will McGuire, dated as of March 9, 2020.	S-1	333-237701	10.15	4/16/2020

10.12	[omitted.]

10.13	[omitted.]

10.14	[omitted.]

10.15	Settlement Agreement, among the Company, among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services and the Defense Health Agency, acting on behalf of the TRICARE Program, and Robert Gruber, dated December 28, 2020.	10-K	001-38677	10.19	3/17/2021

10.16	Corporate Integrity Agreement, between the Company and the Office of Inspector General of the Department of Health and Human Services, dated December 28, 2020.	10-K	001-38677	10.20	3/17/2021

10.16.1	Notice of Suspension of Corporate Integrity Agreement, dated January 11, 2023.	10-K	001-38677	10.16.1	3/28/2023

10.17	[omitted.]

33

10.18	[omitted.]

10.19	[omitted.]

10.20	[omitted.]

10.21	[omitted.]

10.22	[omitted.]

10.23	Warrant Inducement Offer Letter dated July 22, 2022.	8-K	001-38677	10.1	7/22/2022

10.24	Securities Purchase Agreement, dated January 9, 2023, by and among the Company and Armistice Master Fund Ltd. (“January 2023 SPA”).	8-K	001-38677	10.4	1/13/2023

	- Ex. A to January 2023 SPA (form of Certificate of Designation of Series A Convertible Preferred Stock).	8-K	001-38677	3.2	1/13/2023

	- Ex. B to January 2023 SPA (form of Registration Rights Agreement).	8-K	001-38677	10.5	1/13/2023

	- Ex. C to January 2023 SPA (form of Series F Warrant).	8-K	001-38677	4.2	1/13/2023

	- Ex. D to January 2023 SPA (form of Series G Warrant).	8-K	001-38677	4.3	1/13/2023

10.25	Registration Rights Agreement, dated January 9, 2023.	8-K	001-38677	10.5	1/13/2023

10.26	Warrant Inducement Offer Letter, dated January 9, 2023.	8-K	001-38677	10.3	1/13/2023

10.27.1	Debt Settlement Agreement and Release including certain royalty rights with David A. Jenkins, dated January 9, 2023.	10-K	001-38677	10.27.1	3/28/2023

34

10.27.2	Debt Settlement Agreement and Release including certain royalty rights with Daniel C. Stanzione, Sr. Irrevocable Trust Dated December 31, 2007, dated January 9, 2023.	10-K	001-38677	10.27.2	3/28/2023

10.27.3	Debt Settlement Agreement and Release including certain royalty rights with Fatboy Capital, L.P., dated January 9, 2023.	10-K	001-38677	10.27.3	3/28/2023

10.28.1	LockeT Royalty Agreement with Auston Locke.	10-K	001-38677	10.28	3/28/2023

10.28.2	Assignment and Agreement from Auston Locke in relation to LockeT dated July 15, 2022	S-1	333-279930	10.28.2	6/4/2024

10.28.3	Assignment and Agreement from David A. Jenkins in relation to LockeT dated January 24, 2023	S-1	333-279930	10.28.3	6/4/2024

10.28.4	Invention Assignment and Royalty Agreement with Auston Locke in relation to LockeT dated May 28, 2024	8-K	001-38677	10.1	6/3/2024

10.29	Joint Marketing Agreement dated January 19, 2021 with Stereotaxis, Inc. (the “Stereotaxis Marketing Agreement”).	10-K	001-38677	10.29	3/28/2023

10.29.1	Extension Agreement dated January 11, 2022 to the Stereotaxis Marketing Agreement.	10-K	001-38677	10.29.1	3/28/2023

10.29.2	Addendum One dated May 27, 2022 to the Stereotaxis Marketing Agreement.	10-K	001-38677	10.29.2	3/28/2023

10.30.1	Lease with respect to Fort Mill facility.	10-K	001-38677	10.30.1	3/28/2023

10.31	[omitted.]

35

10.31.1	[omitted.]

10.31.2+	2023 Equity Incentive Plan	DEF 14A	001-38677	Annex C	05/25/2023

10.31.3+	2023 Form of Nonstatutory Stock Option Agreement for Non-Employee Directors Under 2023 Equity Incentive Plan	10-K	001-38677	10.31.3	04/01/2024

10.31.4+	2023 Form of Nonstatutory Stock Option Agreement Under 2023 Equity Incentive Plan	10-K	001-38677	10.31.4	04/01/2024

10.31.5+	2023 Form of Incentive Stock Option Agreement Under 2023 Equity Incentive Plan	10-K	001-38677	10.31.5	04/01/2024

10.31.6+	Notice of Stock Option Award granted March 13, 2021 to Margrit Thomassen under Old Catheter’s 2009 Equity Incentive Plan	10-K	001-38677	10.31.6	04/01/2024

10.31.7+	Non-plan Stock Option Award granted May 1, 2024, to Marie-Claude Jacques	S-1	333-279930	10.31.7	6/4/2024

10.32	Software and Technology License Agreement dated May 1, 2016, with Peacs BV.	10-K	001-38677	10.32	3/28/2023

10.32.1	Settlement and Amendment Agreement dated May 24, 2021 with Peacs BV.	10-K	001-38677	10.32.1	3/28/2023

10.33	Warrant Inducement Letter Dated October 24, 2024	8-K	001-38677	10.1	10/25/2024

10.33.1	Investment Banking Agreement Dated May 9, 2024	8-K	001-38677	10.2	11/4/2024

10.33.2	Waiver Agreement Dated October 29, 2024	8-K	001-38677	10.1	10/30/2024

10.33.3	[omitted.]

10.33.4	[omitted.]

10.33.5	Promissory Note dated May 30, 2024	8-K	001-38677	10.2	6/3/2024

10.33.6	Promissory Note dated June 25, 2024	8-K	001-38677	10.1	6/26/2024

10.33.7	Promissory Note dated July 1, 2024	8-K	001-38677	10.1	7/01/2024

10.33.8	Promissory Note dated July 18, 2024	8-K	001-38677	10.1	7/23/2024

10.33.9	Promissory Note dated July 25, 2024	8-K	001-38677	10.1	7/30/2024

10.34	Quality Agreement with Zien Medical Technologies, Inc. related to LockeT Manufacture, dated March 20, 2023	S-1	333-279930	10.34	6/4/2024

10.35	First Amendment to Promissory Note dated May 30, 2024	S-1	333-279930	10.33.5	8/27/2024

10.36	First Amendment to Promissory Notes dated June 25, 2024, July 1, 2024 and July 18, 2024	S-1	333-279930	10.33.6	8/27/2024

10.37	First Amendment to Promissory Note dated July 25, 2024	S-1	333-279930	10.33.7	8/27/2024

16.1	Letter re change in certifying accountant	8-K	001-38677	16.1	6/26/2023

36

21.1	Subsidiaries of the Registrant.	10-K	001-38677	21.1	3/28/2023

23.1***	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.

23.2***	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.

23.3***	Consent of Arnall Golden Gregory LLP (included in Exhibit 5.1)

24.1***	Power of Attorney (contained on signature page to this Registration Statement).

107***	Filing Fee Table

**

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

***	Filed herewith.
+	Indicates a management contract or compensatory plan.

(b) There are no financial statement schedules provided because the information called for is either not required or is shown either in the financial statements or the notes thereto.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

38

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calistoga, State of California, on November 21, 2024.

CATHETER PRECISION, INC.

By:	/s/ David A. Jenkins
David A. Jenkins
Executive Chairman of the Board and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Jenkins and Margrit Thomassen, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Jenkins	Director, Executive Chairman of the Board and Chief Executive Officer	November 21, 2024
David A. Jenkins	(Principal Executive Officer)

/s/ Margrit Thomassen	Interim Chief Financial Officer and Secretary	November 21, 2024
Margrit Thomassen	(Principal Financial and Accounting Officer)

/s/ Andrew Arno	Director	November 21, 2024
Andrew Arno

/s/ James J. Caruso	Director	November 21, 2024
James J. Caruso

/s/ Martin Colombatto	Director	November 21, 2024
Martin Colombatto

39